Exhibit 10.32

EQUITY TRANSFER AGREEMENT

OF

BOXINRUI INTERNATIONAL HOLDING LIMTED (“BOXINRUI”)

BETWEEN

POWERBRIDGE TECHNOLOGIES CO., LTD.

AND

EIGHT INDIVIDUAL SHAREHOLDERS OF BOXINRUI

Dated June 24, 2022

THIS EQUITY TRANSFER AGREEMENT (the “Agreement”) is duly executed on June 24, 2022, in Zhuhai, Guangdong Province, the People’s Republic of China, by and between:

Party A/Transferors: [●]

Detailed in Appendix I.

Party B/Transferee: Powerbridge Technologies Co., Ltd. (“Powerbridge”)

Representative: Stewart Shiang Lor

Registered Office: Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman,KY1-1104, Cayman Islands

Party C: BOXINRUI INTERNATIONAL HOLDINGS LIMITED (“BOXINRUI”)

Representative: Wei Liu

Registered office: Vistra Corporate Services Centre, Wickhams Cay Ⅱ, Road Town, Tortola, VG1110, British Virgin Islands

WHEREAS:

1. Party A is in form of eight Chinese citizens with full civil capacity and individual shareholders of Party C, holding a total of 37.97% of the equity interest in Party C.

2. Party B is a limited liability company registered and legally existing in the Cayman Islands and has the capacity of a civil subject;

3. Party C is a limited company incorporated and validly subsisting under the laws of the British Virgin Islands with civil subject qualification and is the beneficial owner of Ascendent Insights Education Co., Ltd. (“AIedu” or the “Target Company”). Boxinrui holds 100% equity interest in Hong Kong Anxin Jieda Limited which is the direct shareholder of AIedu. Boxinrui indirectly holds 90% equity interest in AIedu.

4. In this transaction, subject to compliance with relevant laws and regulations by both parties, Party B intends to acquire from Party A its 15% equity interest in Party C. The Agreement has been reached for the purpose of mutual compliance in respect of the equity acquisition. Party C is aware of and agrees to this equity transfer transaction.

I. DEFINITIONS

1. “Target Equity” means the 15% equity interest in Party C held by Party A.

2. “Target Company” means Ascendent Insights Education Co., Ltd. (“AIedu”)

3. “PBTS Shares” means the common shares issued by Party B on the NASDAQ Stock Exchange in the United States. Party B reserves the right to release such shares.

4. “Effective Date” means the effective date of signing of the Agreement between the parties, i.e. June 24, 2022.

5. “Transfer Consideration” means the consideration paid by the Transferee to the Transferor for the acquisition of the Target Equity.

6. “Transaction” means the transfer of the Target Equity to the Transferee and the payment of the Consideration in accordance with the Agreement.

7. “Related Party” means a party that controls, jointly controls or exercises significant influence over another party, and two or more parties that are controlled, jointly controlled or significantly influenced by one party. “Control” means, in relation to a legal person, direct or indirect control by a person (or persons acting in concert), including: (i) more than 50% of the voting capital of the legal person, which voting rights are generally exercisable at meetings of the shareholders of the legal person; (ii) more than 50% of the voting rights at meetings of the board of directors or similar bodies of the legal person; or (iii) more than 50% of the voting rights at meetings of the board of directors or similar bodies of the legal person. (iii) the appointment or removal of a majority of the members of the board of directors or similar body of such legal person. In relation to any natural person, related party means a member of his immediate family (i.e. the spouse, children, brothers, sisters and parents of such natural person) and any other entity directly or indirectly, solely or jointly controlled by such natural person and/or his immediate family members.

8. “Affiliate” means an association of companies formed between a company and other companies by means of capital penetration, contractual association, etc., for specific economic purposes.

9. “Intellectual Property Rights” means all intellectual property rights in any form recognized by applicable law and the vehicles of such intellectual property rights, including but not limited to industrial property rights, copyrights, trademarks, patents (including inventions, utility models, designs), non-proprietary technology, software copyrights, service marks, domain names, trade names, patterns, concepts, names, technical information, sketches, reports, reports, and other information, technical information, sketches, reports, operating and testing procedures, practices, know-how, instruction manuals, diagrams of operating conditions, data, formulas, instructions, etc., whether or not registered, in the process of registration or not yet registered.

10. “Applicable Laws” means all laws, rules, regulations, rules, interpretations and other regulatory documents promulgated by the central and local legislatures, administrative departments (including but not limited to the Bureau of Industry and Commerce or other government departments) of the People’s Republic of China and relevant judicial interpretations promulgated by judicial departments that are applicable to the relevant matters.

11. “China” means the People’s Republic of China and, for the purpose of the Agreement, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

12. “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

13. “Company Law” means the Company Law of the People’s Republic of China.

14. “Year, Month, Day” means 365 days, “Month” means 30 days and “Day” means a natural day unless otherwise agreed herein.

II. DESCRIPTION OF THE TRANSACTION

1. Basic information

Before the transfer of target equity:

Party A: Eight Individual Shareholders hold 37.97% equity interest of Boxinrui and intend to transfer 15% to Party B.

Party B: Powerbridge holds 0% equity interest of Boxinrui.

2. After the transfer of target equity:

Party A: Eight Individual Shareholders hold 22.97% equity interest of Boxinrui.

Party B: Powerbridge holds 15% equity interest of Boxinrui.

III. EQUITY TRANSFER

1. Equity transfer price

After friendly negotiation between Party A and Party B, Party A agrees to adopt the 90% of the appraisal price of the Target Company as stated in the Asset Appraisal Report (Huayu Xinde Appraisal No. [2022] No. J3-345) as the value of the equity interest in BOXINRUI. Party A agrees to sell its 15% equity interest in BOXINRUI at a price of RMB40,172,478. Party B proposes to purchase the 15% equity interest in BOXINRUI held by Party A for the equivalent value of RMB40,172,478 in term of PBTS Shares. Party A and Party B confirm to adopt price per share stated in item [A] below as the transaction price per share for PBTS Shares. Party A and Party B agree to adopt the exchange rate quoted by Bank of China USD/RMB 6.7147, and therefore the number of shares to be exchanged for this transaction is 19,942,553.

A.	Party B will adopt US$0.30 per share of PBTS Shares. The PBTS Shares in this transaction will be newly issued shares and can be circulated in the secondary market, complying with the mandatory requirements of laws and regulations, free of liens, pledge or guarantee.

2. Payment method

Within one month from the date of the Agreement, Party A shall coordinate with Party B to proceed with the procedures for shareholder registration. And within 1 month after the registration of Party B as shareholder of Party C:

Party B is required to deliver the PBTS Shares and assist in completing the procedures such as stock transfer registration, and provide Party A or its designee with the corresponding stock account statement or stock certificate after the completion of the delivery.

Within 1 month from the date of the Agreement, Party A and Party C shall assist in cooperating with Party B in the procedures of Party C’s shareholder registration. And within 1 month after the execution of the Agreement:

Party A and Party C shall complete the closing of the equity interests in Party C of the Transaction and assist Party B to complete the procedures of registration of shareholders of Party C, etc. and provide Party B or its control person with the corresponding shareholder register of Party C and other valid documents that can prove effectiveness of Party B as Party C’s shareholder after the completion of the closing.

IV. REGISTRATION

1. Within 1 month from the effective date of the Agreement, Party A shall cooperate with Party B to proceed with the registration procedure of the shareholders of the Target Company, and Party B shall exchange the PBTS shares to Party A within 1 month after Party B registered as shareholder of Target Company.

2. Settlement date: The parties acknowledge and agree that the date of registration of the subject equity to Party B shall be the settlement date of the equity transfer, and Party B shall enjoy all the rights and obligations of a shareholder of the target company.

V. RIGHTS AND OBLIGATIONS

(i) Rights and obligations of Party A

1. Without written notice from Party B, Party A and its de facto control person shall not make any disposition of the shares of PBTS held by Party A. If Party A fails to fulfill this obligation and causes losses to Party B, Party B shall be entitled to recover from Party A the market price of the shares held by Party A and the related transaction costs;

2. Party A is a group of Chinese citizens as well as individual shareholders of Party C, has full civil capacity, has the right capacity and capacity to act to sign this contract, and has sufficient capacity to fully perform the obligations under this contract, and the signing and performance of this contract will not conflict with the obligations assumed by Party C under its articles of association or relevant laws, regulations, ordinances and other binding regulatory documents or agreements entered into by Party C, etc.

3. Has disclosed to Party B the legal disputes such as arbitration, litigation, judicial enforcement or matters such as administrative penalties and government investigations in which it is or may be involved, and has given Party B adequate representations and explanations on the possible impact of such matters on the Company or the performance of this Contract.

4. Agrees to actively assist Party B in the administrative registration and transfer procedures for the capital increase and the delivery of equivalent shares, etc.

5. The transfer of the personally held shares of BOXINRUI has been known and agreed by all shareholders of BOXINRUI.

6. Full, detailed and timely disclosure has been made to Party B regarding all information and materials related to this cooperation and transaction, without material omissions, misleading and fictitious, and all documents and materials provided in connection with this contract are true, valid and complete.

(II) Party B’s rights and obligations

1. Party B is a legally registered and surviving enterprise legal person with the right and capacity to sign this contract and has sufficient capacity to fully perform the obligations under this contract.

2. The execution and compliance of this contract shall not be in conflict with Party B’s obligations under the Articles of Association or relevant laws, regulations, ordinances and other binding regulatory documents and agreements signed.

3. All information provided to the Company is true, completed, accurate and valid, and does not contain any false elements and does not intentionally omit some key factors in order to mislead the Company.

(iii) Rights and obligations of Party C

1. Party C is an enterprise legal person incorporated in accordance with the law and legally subsisting, with the right and capacity to sign this contract, and has sufficient capacity to fully perform the obligations under this contract.

2. Party C has disclosed to Party B the legal disputes such as arbitration, litigation, judicial enforcement or administrative penalties, government investigation and other matters it is or may be involved in, and has made sufficient representations and explanations to the Investor on the possible impact of such matters on the Company or the performance of this Contract.

3. The transfer of equity interests in Party C held by Party A to Party B has been known and agreed by all shareholders of Party C.

4. Agreed to assist Party A and Party B in the administrative registration and transfer procedures for the delivery of shares, etc.

5. Has made full, detailed and timely disclosure to Party B of all information and materials relating to this cooperation and transaction, without material omissions, misleading and fictitious, and all documents and materials provided in connection with this contract are true, valid and complete.

VI. UNDERTAKING AND GUARANTEE

1. Parties A, B and C undertake that they have carefully read all the terms and conditions of the Agreement and have understood the meaning of all the terms and conditions of the Agreement.

2. Parties A, B and C warrant that they are aware that the transferred equity is the equity of BOXINRUI, the actual controller of the target company, and the transferee can enjoy the rights and obligations of shareholders according to the shareholding ratio as agreed in the articles of association of the target company.

VII. LIABILITY FOR BREACH OF CONTRACT

1.	Each party to the Agreement shall be liable to the defaulting party for any breach of any of the agreements under the Agreement, which results in losses to the defaulting party. The scope of compensation includes, but is not limited to, all direct or indirect losses of the defaulting party and expenses incurred for the realization of rights, such as attorney’s fees, investigation fees, litigation fees, litigation preservation fees and travel expenses.

VIII. AMENDMENT OR TERMINATION OF THE AGREEMENT

The Agreement may be amended or terminated by consensus of the parties, but a separate written agreement shall be signed by the parties.

IX. DISPUTES

1. Regarding the interpretation of the Agreement and the settlement of disputes, both parties agree to apply the mainland laws of the People’s Republic of China, without regard to conflict of laws.

2. Any dispute arising from the Agreement shall be resolved by friendly negotiation between the parties. If no negotiation is reached within 30 days, the parties agree to submit the dispute to the Zhuhai International Arbitration Court and to make a final decision in accordance with its arbitration rules and procedures; the place of arbitration shall be Zhuhai, Guangdong, China, and the language of arbitration shall be Chinese; the costs of arbitration and the actual expenses of attorneys’ fees incurred by the prevailing party shall be borne by the unsuccessful party. The above arbitral award is final and binding on both parties. All costs, including reasonable attorney’s fees, of applying for the enforcement of an erroneous arbitral award that has been heard and concluded shall be borne by the party applying for the enforcement of the error;

3. Before the arbitration institution or the People’s Court makes a final award, either party shall have the right to apply for property preservation to protect and remedy its rights and interests to the extent permitted by Chinese law.

X. MISCELLANEOUS

1 Notice and Service

The parties hereby confirm that the following address and addressee designated by each party for the service of documents (information) by mail shall be the address and addressee:

(1) Party A designates the address for service as

Address: 1101, Block C, Excellence Times Square, Qianhai, Baoan District, Shenzhen, Guangdong Province

Tel: 18682221814

(2) Party B’s designated delivery address is

Address: 1F, Building D2, Southern Software Park, Tangjiawan, Xiangzhou District, Zhuhai City, Guangdong Province

Tel: 86-0756-3395666

(3) Party C designates the address for delivery as

Address: 43rd Floor, New World Center, Futian District, Shenzhen, Guangdong Province

Tel: 18682137701

2.	If the above address is not agreed, the correspondence address indicated on the first page of the Agreement shall be used as the address for service. Either party may change the address by giving notice to the other party ten working days in advance. If the address is changed without notice to the other party, the other party shall bear all adverse consequences and responsibilities resulting from such change.

3.	Unless there is evidence of its prior receipt:

(1) In the case of personal delivery, the notice shall be deemed to be delivered at the time of delivery to the said address;

(2) In the case of delivery by registered mail, airmail or courier, postage prepaid, notice shall be deemed to be delivered five business days after mailing.

In the case of sending by e-mail, the notice shall be deemed to be served when it is sent by the sender to the specified e-mail into the specified system. The fact that a party refuses to sign for it, its whereabouts are unknown, it is returned or it cannot be served due to other reasons shall not affect the fact that the legal effect of the mailed instrument (information) has occurred.

4.	Confidentiality

Except with the prior consent of the other parties, no party to the Agreement shall, and shall not permit any of its affiliates, directors, officers, employees, shareholders, agents, or directors, officers, employees or agents of the Company to, disclose any provision of the Agreement to any person, unless the information in question is

(1) Required to be disclosed by law, and if a party is required by law to disclose any confidential information, such party shall first notify the other party and discuss such information to be disclosed with the other parties;

(2) Information that is or has become public knowledge other than as a result of a breach of the agreement;

(3) Information that each party is required to disclose for its business purposes to its senior management, outside professional advisors or investors who are shareholders or investors under a duty of confidentiality;

(4) Without the prior written consent of the other party, neither party shall make any public announcement with respect to the agreement or any matter of the company, unless either party is required to make any public announcement in accordance with the relevant applicable laws and regulations.

5. Effectiveness

1. If some of the rights, obligations and other agreements under the Agreement are found to be invalid by judicial organs or arbitration bodies, it shall not affect the validity of other provisions under the Agreement.

2. The Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings between the parties with respect to such subject matter when it becomes effective.

3. The Agreement shall be established and effective as of the date of its execution by the parties. Among them, natural persons shall sign in person and legal persons and other parties shall sign by their authorized representatives and affix their official seals.

4. The Agreement shall be made in nine copies, one for each of the total seven natural persons of Party A and one for each of Parties B and C, each of which shall have the same legal effectiveness.

(Intentionally Left Blank and the Signature Page Followed)

Party A (signatures):

Date:

Party B (seal):

Legal representative (signature):

Date:

Party C (seal):

Legal representative (signature):

Date:

Appendix I